Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Third Quarter 2024 Financial Results

NAV Per Share Grew 14% In Last 12 Months (taking into account the distribution of the Special Dividend)

Expanded Credit Facility To $87.5 Million

New York, NY, August 6, 2024 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal third quarter of 2024.

Highlights

●	Third quarter total investment income of $6.2 million; net investment income of $2.0 million
●	Net asset value (NAV) of $154.2 million, or $76.35 per share as of June 30, 2024, taking into account the distribution of the special dividend
●	Weighted average yield is 13.8% on debt and other income producing investments
●	On August 5, 2024, the Credit Facility was amended to increase the principal amount available to $87.5 million
●	On May 9, 2024 the Board of Directors declared a special dividend of $1.31 per share which was paid on June 10, 2024 to stockholders of record as of May 27, 2024

David Lorber, Chief Executive Officer of the Company, stated:

“We had a strong quarter with increased investment activity, continued strong credit fundamentals, and a robust weighted average yield for income producing investments. Our flexible capital solutions continue to provide opportunities for our portfolio companies while we diligently seek to grow our investment portfolio. This approach allows for a unique portfolio of investments which we believe is well-positioned to grow our NAV per share.”

Selected Third Quarter 2024 Financial Results for the Quarter Ended June 30, 2024:

Total investment income was $6.2 million which was attributable to portfolio interest and dividend income.

Total expenses were $4.2 million and total net investment income was $2.0 million.

The Company recorded total realized and unrealized gains of $0.5 million due to the sale of Kemmerer Holdings, LLC.

Portfolio and Investment Activities for the Quarter Ended June 30, 2024:

The fair value of the Company’s investment portfolio totaled $233.7 million and consisted of 43 portfolio companies.

Liquidity and Capital Resources

At June 30, 2024, the Company had $8.9 million in cash and cash equivalents, $59.1 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $27.6 million outstanding under the Credit Facility.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, make additional acquisitions that provide additional growth opportunities, increase investment activity, grow the Company, increase net investment income, reduce operating expenses, implement its investment objective, source and capitalize on investment opportunities, grow its net asset value (NAV) and NAV per share and perform well in the prevailing market environment, the ability of our portfolio companies to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	June 30, 2024 (Unaudited)	September 30, 2023
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $152,515,155 and $134,339,121 respectively)	$148,691,260	$125,531,031
Affiliated investments (amortized cost of $20,564,242 and $48,233,910, respectively)	14,407,827	37,289,617
Controlled investments (amortized cost of $98,034,975 and $82,437,692, respectively)	70,582,278	63,640,043
Total Investments at fair value	233,681,365	226,460,691
Cash and cash equivalents	8,866,519	5,988,223
Receivables:
Interest receivable	1,715,284	971,115
Dividends receivable	215,705	161,479
Other receivable	205,984	31,425
Deferred financing costs	649,042	699,124
Due from Affiliate	451,178	409,214
Other assets	410,565	833,000
Prepaid share repurchase	101,115	199,019
Receivable for investments sold	-	3,940,175
Total Assets	$246,296,757	$239,693,465

Liabilities:
Credit facility and notes payable (net of debt issuance costs of $1,439,916 and $1,688,835, respectively)	$85,294,535	$84,253,106
Payable for investments purchased	1,834,831	4,123,059
Accounts payable and accrued expenses	3,789,402	3,066,984
Interest and fees payable	520,057	690,398
Other liabilities	327,045	432,698
Administrator expenses payable (see Note 6)	143,936	-
Due to Affiliate	183,548	-
Deferred revenue	-	421,685
Total Liabilities	92,093,354	92,987,930

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,019,778 and 2,073,713 common shares outstanding, respectively	2,021	2,074
Capital in excess of par value	692,441,333	694,812,239
Total distributable earnings (loss)	(538,239,951)	(548,108,778)
Total Net Assets	154,203,403	146,705,535
Total Liabilities and Net Assets	$246,296,757	$239,693,465

Net Asset Value Per Common Share	$76.35	$70.75

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2024	2023	2024	2023
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$2,971,965	$1,794,974	$7,605,006	$5,827,756
Payment in-kind	231,113	110,477	412,317	336,257
Affiliated investments:
Cash	10,682	652,304	742,858	1,111,785
Payment in-kind	-	-	-	-
Controlled investments:
Cash	650,244	30,610	1,230,510	282,425
Payment in-kind	334,398	134,550	603,229	380,287
Total interest income	4,198,402	2,722,915	10,593,920	7,938,510
Dividend income
Non-controlled, non-affiliated investments	531,151	1,216,137	1,963,744	2,824,666
Affiliated investments	-	-	-	-
Controlled investments	982,903	709,912	3,216,298	2,637,116
Total dividend income	1,514,054	1,926,049	5,180,042	5,461,782
Interest from cash and cash equivalents	147,127	95,356	387,501	313,053
Fee income (see Note 9)	375,363	94,482	453,988	339,136
Other income	-	-	22	401,986
Total Investment Income	6,234,946	4,838,802	16,615,473	14,454,467

Expenses:
Interest and financing expenses	1,721,767	1,415,102	4,831,180	4,029,874
Salaries and benefits	1,514,872	1,277,797	4,464,372	2,937,420
Professional fees, net	432,416	310,878	1,133,120	1,036,024
General and administrative expenses	226,903	253,298	862,740	674,456
Directors fees	187,500	170,833	562,500	541,333
Insurance expenses	95,983	115,654	290,433	361,125
Administrator expenses (see Note 6)	75,351	76,351	210,753	232,172
Total expenses	4,254,792	3,619,913	12,355,098	9,812,404
Net Investment Income	1,980,154	1,218,889	4,260,375	4,642,063

Realized and unrealized gains (losses) on investments
Non-controlled, non-affiliated investments	155,419	(1,374,437)	585,977	(2,199,059)
Affiliated investments	-	30,211	(1,991,456)	30,211
Controlled investments	8,542,831	858	8,542,831	24,131
Total net realized gains (losses)	8,698,250	(1,343,368)	7,137,352	(2,144,717)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	1,823,185	3,907,130	4,984,195	6,233,742
Affiliated investments	73,960	2,322,910	4,787,878	3,312,510
Controlled investments	(9,966,938)	2,811,099	(8,655,048)	7,533,196
Total net change in unrealized gains (losses)	(8,069,793)	9,041,139	1,117,025	17,079,448
Total realized and unrealized gains (losses)	628,457	7,697,771	8,254,377	14,934,731

Net Increase (Decrease) in Net Assets Resulting from Operations	$2,608,611	$8,916,660	$12,514,752	$19,576,794

Weighted average basic and diluted earnings per common share	$1.29	$4.26	$6.11	$9.34
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,019,786	2,090,691	2,047,127	2,095,591

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